UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

NEVRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36715	56-2568057
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Bridge Parkway Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 251-0005

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 3, 2025 (the “Closing Date”), Nevro Corp., a Delaware corporation (“Nevro”), completed the previously announced merger of Palmer Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a direct wholly owned subsidiary of Globus Medical, Inc., a Delaware corporation (“Globus”), with and into Nevro (the “Merger”), with Nevro surviving the Merger as a wholly owned subsidiary of Globus. The Merger was effectuated pursuant to the Agreement and Plan of Merger, dated as of February 6, 2025 (the “Merger Agreement”), by and among Globus, Merger Sub and Nevro, as previously disclosed by Nevro on February 6, 2025 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the issued and outstanding shares of Nevro’s common stock, par value $0.001 per share (each, a “Nevro Share”), other than any Nevro Shares owned immediately prior to the Effective Time by Globus, Merger Sub or Nevro or by any direct or indirect wholly owned subsidiary of Globus, Merger Sub or Nevro was canceled and extinguished and automatically converted into the right to receive $5.85 per Nevro Share in cash (the “Merger Consideration”), without interest and subject to any applicable withholding taxes.

In addition, effective as of immediately prior to the Effective Time, (i) each outstanding Nevro stock option, whether vested or unvested, was automatically cancelled and terminated without consideration; (ii) each outstanding Nevro restricted stock unit, excluding Nevro PSU Awards (as defined below) (each, a “Nevro RSU Award”) was automatically cancelled and terminated and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of Nevro Shares underlying such Nevro RSU Award immediately prior to the Effective Time multiplied by (B) the Merger Consideration, subject to any applicable withholding taxes; (iii) each outstanding Nevro restricted stock unit subject to performance-based vesting or forfeiture conditions (each, a “Nevro PSU Award”) was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of Nevro Shares subject to such Nevro PSU Award, determined assuming that the applicable performance goals have been achieved at the greater of target and actual level of performance as determined by the Compensation Committee of Nevro’s Board of Directors in its discretion multiplied by (B) the Merger Consideration, less any applicable withholding taxes; and (iv) the warrant to purchase common stock of Nevro (the “Warrant”) held by Braidwell Transaction Holdings LLC - Series 4 (“Braidwell”) was automatically converted into the right for Braidwell to receive an amount in cash equal to the Black-Scholes value of the Warrant, as determined using parameters specified in the Warrant, and such amount was paid to Braidwell following the Effective Time.

Nevro’s definitive proxy statement, filed with the SEC on March 10, 2025, as supplemented on March 24, 2025 (the “Proxy Statement”), contains additional information about the Merger and the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of Nevro in the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Nevro with the SEC on February 6, 2025, and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the closing of the Merger, Nevro terminated and voluntarily prepaid in full all outstanding amounts due under the Credit Agreement and Guaranty, dated as of November 30, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date, the “Credit Agreement”), by and among Nevro, as borrower, certain subsidiaries of Nevro party thereto from time to time as guarantors (collectively, the “Guarantors”), the lenders party thereto from time to time (the “Lenders”) and Wilmington Trust, National Association, as administrative agent (in such capacity, the “Agent”). The Credit Agreement provided for a $200.0 million term loan facility, and Nevro paid approximately $227.1 million to prepay the Credit Agreement in full, inclusive of principal, accrued and unpaid interest and various additional fees and expenses. In connection with the termination and repayment in full of all outstanding amounts under the Credit Agreement, the Agent terminated and released its liens and security interests in the collateral securing the obligations of Nevro and the Guarantors under the Credit Agreement and the related loan documents.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 3, 2025, the Merger was completed. Upon the consummation of the Merger, Nevro became a wholly owned subsidiary of Globus.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Nevro (i) notified The New York Stock Exchange (“NYSE”) of the consummation of the Merger and (ii) requested that NYSE (x) halt trading of the Nevro Shares effective as of the morning of April 3, 2025 prior to market open and suspend trading in the Nevro Shares following market close on the evening of April 3, 2025, and (y) file with the SEC a Notification of Removal from Listing and Registration on Form 25 to delist all Nevro Shares from NYSE and deregister such Nevro Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, Nevro intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of Nevro occurred on the Closing Date and Nevro became a wholly owned subsidiary of Globus.

The information set forth in the Introductory Report and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, each of the directors of Nevro (D. Keith Grossman, Michael DeMane, Kirt Karros, Sri Kosaraju, Shawn T. McCormick, Kevin O’Boyle, Karen N. Prange, Susan Siegel, Kevin Thornal and Elizabeth Weatherman) resigned from the Board. At the Effective Time, each of Daniel Scavilla and Keith Pfeil, the directors of Merger Sub immediately prior to the Effective Time, became the directors of Nevro.

At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time became the officers of Nevro.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the certificate of incorporation of Nevro and the bylaws of Nevro, each as in effect immediately prior to the Effective Time, were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, and incorporated by reference into this Item 5.03.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On April 1, 2025, the outstanding 2.75% Convertible Senior Notes due 2025 of Nevro matured and Nevro repaid approximately $190 million in aggregate principal amount outstanding, together with approximately $2.61 million in accrued interest.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 6, 2025, by and among Globus Medical, Inc., Nevro Corp. and Palmer Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Nevro’s Current Report on Form 8-K filed on February 6, 2025)*

3.1	Seventh Amended and Restated Certificate of Incorporation of Nevro Corp.

3.2	Second Amended and Restated Bylaws of Nevro Corp.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Nevro hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that Nevro may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2025	NEVRO CORP.

	By:	/s/ Keith Pfeil
	Name:	Keith Pfeil
	Title:	Chief Operating Officer and Chief Financial Officer